Exhibit 5(a)
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                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                            December 24, 2002


National Fuel Gas Company
10 Lafayette Square
Buffalo, New York 14203

Ladies and Gentlemen:

     This opinion relates to the Registration Statement ("Registration Statement") on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission ("SEC") by National Fuel Gas Company ("Company") under the Securities Act of 1933, as amended ("1933 Act"), for the registration of the sale by the Company from time to time of up to $800,000,000 aggregate principal amount of (i) debt securities ("Debt Securities"), (ii) common stock, $1.00 par value ("Stock"), together with the common stock purchase rights appurtenant thereto ("Rights," and together with the Stock, the "Shares"), (iii) contracts to purchase the Shares or other agreements or instruments requiring the Company to sell the Shares (collectively, "Stock Purchase Contracts"), and (iv) units, each representing ownership of a Stock Purchase Contract and either Debt Securities or U.S. Treasury securities ("Stock Purchase Units"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     Based on the foregoing, we are of the opinion that:

     1. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other remedy and (y) concepts of materiality, reasonableness, good faith, fair dealing and equitable subordination, shall have been taken when:

          A. An SEC order pursuant to the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), relating to the issuance of the


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National Fuel Gas Company
December 24, 2002
Page 2


               Debt Securities, shall be and remain effective and the Company shall have complied with the terms and conditions thereof;

          B. The Board of Directors of the Company ("Company Board"), or a duly appointed and authorized committee ("Authorized Board Committee") thereof, (i) shall have authorized and approved the issuance and sale of the Debt Securities (including the terms and provisions thereof) and (ii) shall have taken or, subject to specified guidelines, shall have delegated to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other necessary final action to consummate the authorization of the issuance and sale of the Debt Securities;

          C. The Debt Securities shall have been issued and delivered in accordance with the terms and provisions of the Indenture, dated as of October 1, 1999, between the Company and The Bank of New York, as Trustee; and

          D. The Debt Securities shall have been duly executed and authenticated, and issued and sold for the consideration prescribed by, and otherwise in accordance with, their respective terms and as contemplated by the Registration Statement.

     2. All requisite action necessary to make the Stock validly issued, fully paid and non-assessable will have been taken provided that:

          A. An SEC order pursuant to the 1935 Act relating to the issuance of the Stock shall be and remain effective and the Company shall have complied with the terms and conditions thereof;

          B. The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Stock, (ii) to fix or otherwise determine the consideration to be received therefor, (iii) to authorize and approve the form and substance of the documents to be used in connection with the issuance and sale of such Stock (the "Stock Sale Documents"), and (iv) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Stock;


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National Fuel Gas Company
December 24, 2002
Page 3


          C. The Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; and

          D. The Stock shall have been issued and sold for the consideration contemplated by the Registration Statement.

     3. The Rights, when issued as contemplated by the Registration Statement and in accordance with the terms and conditions of the Rights Agreement, dated June 12, 1996, between the Company and Marine Midland Bank, as amended and restated by the Amended and Restated Rights Agreement, dated April 30, 1999, as amended and restated, between the Company and HSBC Bank USA, will be validly issued.

     4. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other remedy and (y) concepts of materiality, reasonableness, good faith, fair dealing and equitable subordination, shall have been taken when:

          A. An SEC order pursuant to the 1935 Act relating to the issuance of Stock Purchase Contracts and Stock Purchase Units shall be and remain effective and the Company shall have complied with the terms and conditions thereof;

          B. The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of the Stock Purchase Contracts and Stock Purchase Units, (ii) to authorize and approve the form and substance of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units (the "Stock Purchase Sale Documents") and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Stock Purchase Contracts or Stock Purchase Units; and

          C. The Stock Purchase Contracts, the Stock Purchase Units and the Stock Purchase Sale Documents shall have been duly executed,


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National Fuel Gas Company
December 24, 2002
Page 4


               authenticated, issued and delivered for the consideration prescribed by, and otherwise in accordance with, their respective terms and as contemplated by the Registration Statement.

     The opinion set forth in paragraph 3 herein is subject to the same limitations and qualifications contained in the opinion of Stryker, Tams & Dill LLP referred to below.

     We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of New Jersey. The opinions expressed herein are limited to the federal laws of the United States of America. To the extent that such opinions relate to or are dependent upon matters governed by New Jersey law, we have relied upon an opinion of even date herewith of Stryker, Tams & Dill LLP, New Jersey counsel for the Company, which is being filed as an exhibit to the Registration Statement.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ Thelen Reid & Priest LLP

                                            THELEN REID & PRIEST LLP